SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 14, 2006

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

4200 Dahlberg Drive, Suite 100 Golden Valley, MN 55422-4837

(Address of Principal Executive Offices)  (Zip Code)

(612) 520-8500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

On July 14, 2006, Rush River Group, LLC, a Minnesota limited liability company owned and controlled by John L. Morgan, chief executive officer and chairman of Winmark Corporation (“Winmark”), Kirk A. MacKenzie, Winmark’s vice-chairman, and Jack A. Norqual (“Rush River”), subscribed for and purchased approximately $10 million in unsecured subordinated notes of various maturities ($2 million of Six Month maturity, $1 million of One Year maturity, $1 million of Two Year maturity, $2 million of Three Year maturity and $4 million of Five Year maturity notes, all on a monthly interest payment schedule at the rates described in the Interest Rate Supplement filed on Form 424B2 with the Securities and Exchange Commission on June 16, 2006 (“Interest Rate Supplement”)) offered by Winmark pursuant to a prospectus and related documents declared effective on June 14, 2006 (“Prospectus”). In connection with their investment, Rush River agreed that their notes would be voted consistent with the majority of the remaining noteholders in an event of default.

In addition, Kirk A. MacKenzie subscribed for and purchased $500,000 of Three Year maturity unsecured subordinated notes, on a monthly interest payment schedule at the rates described in the Interest Rate Supplement, offered by Winmark pursuant to the Prospectus.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Form of Subscription Agreement (Exhibit 4.4)(1)

10.2	Interest Rate Supplement (2)

(1)	Incorporated by reference to the specified exhibit to the Registration Statement on Form S-1, effective June 14, 2006 (Reg. No. 333-133393)

(2)	Incorporated by reference to the Form 424(b) filing on June 16, 2006, supplementing the Prospectus filed on Form S-1, effective June 14, 2006 (Reg. No. 333-133393)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

Date: July 19, 2006	By:	/s/ Catherine P. Heaven
Catherine P. Heaven
General Counsel

EXHIBIT INDEX

to

Form 8-K

Winmark Corporation

10.1	Form of Subscription Agreement (Exhibit 4.4)(1)

10.2	Interest Rate Supplement (2)

(1)	Incorporated by reference to the specified exhibit to the Registration Statement on Form S-1, effective June 14, 2006 (Reg. No. 333-133393)

(2)	Incorporated by reference to the Form 424(b) filing on June 16, 2006, supplementing the Prospectus filed on Form S-1, effective June 14, 2006 (Reg. No. 333-133393)